UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2023

Commission File Number: 001-39896

PLAYTIKA HOLDING CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware	81-3634591
(State of other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

c/o Playtika Ltd.
HaChoshlim St 8
Herzliya Pituach, Israel
972-73-316-3251
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PLTK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b 2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.    Regulation FD Disclosure.

On August 28, 2023, wholly-owned subsidiaries of Playtika Holding Corp. completed the previously announced acquisition of the Youda Games (the “Youda Games”) portfolio from Azerion Group N.V.

Under the terms of the asset purchase agreement (the “APA”), total consideration is structured as follows:

•Initial cash consideration of EUR 81,300,000, subject to closing adjustments, paid at the closing.
•Earnout consideration, which is based on the adjusted EBITDA (as defined in the APA) of the Youda Games for the period running from October 1, 2023 through September 30, 2024 (the “Earnout Period”), and calculated by multiplying the incremental adjusted EBITDA of the Youda Games above the Baseline (as defined below) by a multiple between 6.0x – 7.0x; the specific multiple applied is contingent upon the revenue growth of the Youda Games achieved during the Earnout Period.
•Baseline is annual LTM adjusted EBITDA on a carve-out basis of EUR 13,546,000 for the Youda Games.
•Total consideration is capped at a maximum of EUR 150,000,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PLAYTIKA HOLDING CORP.
Registrant

By:	/s/ Craig Abrahams
Craig Abrahams
President and Chief Financial Officer
Dated as of August 31, 2023